UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2022, Senmiao Technology Limited, a Nevada corporation (the “Company”) received a notification letter from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with Nasdaq Continued Listing Rule 5550(a)(2), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share (the "Minimum Bid Price Rule"). Accordingly, the Nasdaq Staff has determined that the Company’s securities will be delisted from the Nasdaq Capital Market. Unless the Company requests an appeal of Nasdaq’s determination, trading of the Company’s common stock will be suspended at the opening of business on February 24, 2022, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

As previously disclosed in the Company's Current Report on Form 8-K filed on August 16, 2021, Nasdaq notified the Company that, based upon the closing bid price for the Company’s common stock for the 30 prior consecutive business day period, the Company no longer satisfied the Minimum Bid Price Rule, and that it had been provided a 180-calendar day grace period to regain compliance with that requirement, through February 14, 2022. As disclosed in the same Form 8-K, to qualify for an additional 180 calendar days (“Extended Period”) to regain compliance, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. The Company’s Market Value of Listed Securities (“MVLS”) was $18,936,733. The Company is also not in compliance with the minimum $50,000,000 MVLS initial listing requirement for The Nasdaq Capital Market, and as a result the Company is not eligible for the Extended Period to regain compliance to the Minimum Bid Price Rule.

In accordance with Nasdaq’s procedures set forth in the Nasdaq Listing Rule 5800 Series, the Company may appeal Nasdaq’s determination by requesting a hearing (the “Hearing”) before the Hearing Panel (the “Panel”) to seek continued listing. This request for a Hearing will stay the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Panel’s decision. The Company submitted its request for the Hearing to Nasdaq on February 17, 2022.

The Company intends to submit a plan to regain compliance with the continued listing requirements to the Panel as part of the Hearing process.  There can be no assurance that Nasdaq will accept the Company’s compliance plan, that the Company will be able to regain compliance with the Minimum Bid Price Rule, or that the Company will otherwise be in compliance with other Nasdaq Listing Rules.

This Current Report on Form 8-K is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company publicly disclose the receipt of the notice by the Nasdaq within four (4) business days following the receipt of such notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2022	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer (Principal Executive Officer)